Exhibit (h.7)

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT TO TRASFER AGENCY AND SERVICE AGREEMENT, effective as of September 1,2004, by and among iSHARES, INC., a corporation established under the laws of the state of Maryland (the “Fund”), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the “Bank”).

WHEREAS, the Fund and Bank entered into a Transfer Agency and Service Agreement dated May 21, 2002, as amended from time to time (the “Transfer Agency Agreement”); and

WHEREAS, the Fund and Bank desire to amend the Transfer Agency Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises set forth herein, the parties agree as follows:

1. Amendment.

The lead in paragraph of Section 16.1 of the Transfer Agency Agreement is hereby amended by deleting such paragraph in its entirety and by inserting in lieu thereof, the following:

“This Agreement shall remain in effect until May 1, 2006 (the “Initial Term”), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a “Renewal Term”) unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.”

2. Miscellaneous.

a) Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first written above.

iSHARES, INC.		INVESTORS BANK & TRUST COMPANY

By:	/s/ MICHAEL LATHAM	By:	/s/ John N. Spinney
Name:	MICHAEL LATHAM	Name:	John N. Spinney
Title:	SECRETARY/TREASURER I SHARES TRUST & INC	Title:	Sr. Vice President & CFO